Cassel Salpeter & Co.
INVESTMENT BANKING

Presentation to the Independent Committee of the Board of Directors of Cadista Holdings Inc.

September 11, 2014

JUBILANT CADISTA

DISCLAIMER

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "Materials"), are provided for the information of the Independent Committee (the "Committee") of the Board of Directors (the "Board") of Cadista Holdings Inc. ("Cadista" or the "Company") by Cassel Salpeter & Co, LLC. ("CS") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company and its' majority shareholder. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with CS in connection therewith.

The Materials are for discussion purposes only. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Board, the Company, or CS takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without CS's express prior written consent.

The Materials necessarily are based on financial, economic, market, tax and other conditions as in effect on, and the information available to CS as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, CS has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Committee, the Board, the Company, or any other party to proceed with or effect the Transaction. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company, or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. CS's only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction.

The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, CS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view.

DISCLAIMER (continued)

The Materials reflect judgments and assumptions with regard to general business, economic, regulatory, market, tax and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold.

All budgets, projections, estimates, financial analyses, reports, and other information with respect to the Company, its assets and liabilities (contingent or not) as reflected in the Materials have been prepared by Company management or are derived from such budgets, projections, estimates, financial analyses, reports, and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections, and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. CS has relied upon representations made by management of the Company that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and CS expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and CS does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. CS's role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Committee or the Board.

CS has assumed and relied upon the accuracy and completeness of the financial, and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, CS has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to CS that would be material to our analyses.

GLOSSARY OF TERMS

CAGR	Compound average growth rate
CSE	Common stock equivalent
CY	Calendar year
EBIT	Earnings before interest and taxes
EBITDA	Earnings before interest, taxes, depreciation and amortization
EPS	Earnings per share
EV	Enterprise value
FY	Fiscal year
ITM	In the money
LFY	Latest fiscal year
LTM	Latest twelve months
MV	Market value
MRQ	Most recent quarter
OTM	Out of the money
SEC	Securities and Exchange Commission
TIC	Total invested capital
TTM	Trailing twelve months
WACC	Weighted average cost of capital

THE PROPOSAL

- The Board of Directors (the "Board") of Cadista Holdings Inc. ("Cadista" or the "Company") received a letter dated August 1, 2014 from Jubilant Life Sciences Ltd. ("Jubilant") proposing to commence a tender offer for all the outstanding common stock not owned by Jubilant or its subsidiaries.
- Selected terms of the proposal are:
  - $1.60 per share.
  - Any shares not acquired in the tender would be acquired in a "short form" merger at the same price.
  - Not subject to a financing condition.
  - Understands that the Board will want to form an independent committee (the "Committee").
  - Conditioned on:
    - The Committee determining the offer is fair.
    - The Committee recommending the offer to the minority shareholders.
    - Majority of the minority ("MOM") tendering their shares.

TASKS PERFORMED

- At the request of the Committee, Cassel Salpeter ("CS") has performed the following tasks:
  - Requested and received financial and operating information regarding the Company from Company management.
  - Held discussions with Company management on behalf of the Committee regarding information provided.
- CS has prepared preliminary reviews of the following:
  - Multiples implied by the offer price.
  - Historical and projected financial information provided by Company management, including:
    - Income statements
    - Balance sheets
    - Free cash flows
  - Selected company trading multiples
  - Selected transaction multiples

DISCUSSION POINTS

- Review of the Company's historical and projected financial information.
- Review of the company trading multiples and the transaction multiples.
- At the request of the Committee, CS has set forth some potential alternatives(1) that the Committee may want to consider:
  - Attempt to find another party to acquire the minority shareholders interest.
  - Attempt to create alternative liquidity for the minority shareholders, possibly seeking a listing of the Company's securities.
  - Invest $45 million due from Jubilant affiliates into higher margin/return investments.
  - Renegotiate supplier agreement with Jubilant – both margin and cash flow impacts.
  - Reject the proposal and continue as shareholders in the Company
- Potential responses to the proposal:
  - Negotiate with Jubilant to increase proposal offer price.
  - Accept or reject the existing proposal.

(1) Illustrative and provided for discussion purposes only. May not reflect all alternatives available to the Committee or the minority shareholders. CS has not been authorized to, and has not, solicited indications of interest from third parties regarding alternatives to the proposal.

PROPOSAL OVERVIEW

Proposal Review

($ & Shares in thousands, except per share)

Current Proposal per Share	**$ 1.60**
Implied Equity Value of Shares Subject to the Proposal	
Shares Owned by Unaffiliated Shareholders	20,754
Equity Value of the Shares Subject to the Proposal	**$ 33,206**
Implied Enterprise Value & Implied Equity Value	
Fully Diluted Shares Outstanding as of June 30, 2014	117,797
Aggregate Equity Value Implied by Current Proposal	**$ 188,475**
Plus Net Debt as of June 30, 2014	(20,073)
Less Non-Operating Asset (Due from Related Party) as of June 30, 2014	(45,957)
Enterprise Value Implied by Current Proposal	**$ 122,445**

Illustrative Multiples based on Implied Enterprise Value & Implied Aggregate Equity Value

		LTM Jun 30,				LTM Jun 30,		
FY Mar 31,	*2014*	*2014*	*2015*	*2016*	*2014*	*2014*	*2015*	*2016*
Total Revenue	*$ 107,661*	*$ 107,007*	*$ 110,930*	*$ 130,738*	*1.14x*	*1.14x*	*1.10x*	*0.94x*
EBITDA	*$ 47,730*	*$ 42,687*	*$ 36,063*	*$ 26,044*	*2.6x*	*2.9x*	*3.4x*	*4.7x*

Sources of information: Proposal Letter, Cadista financial statements, and Cadista management projections.

OWNERSHIP OVERVIEW

Major Holders

Holder	Common Stock	Percentage of Total	Percentage of Minority
Generic Pharmaceuticals Holdings Inc	97,043,574	82.4%	na
Shareholder A	997,230	0.8%	4.8%
Shareholder B	699,694	0.6%	3.4%
Shareholder C	644,488	0.5%	3.1%
Shareholder D	580,636	0.5%	2.8%
Shareholder E	567,896	0.5%	2.7%
Shareholder F	543,632	0.5%	2.6%
Shareholder G	487,833	0.4%	2.4%
Shareholder H	437,872	0.4%	2.1%
Shareholder I	387,117	0.3%	1.9%
Shareholder J	373,911	0.3%	1.8%
Shareholder K	365,136	0.3%	1.8%
Shareholder L	354,856	0.3%	1.7%
Shareholder M	347,432	0.3%	1.7%
Shareholder N	336,150	0.3%	1.6%
Shareholder O	334,779	0.3%	1.6%
Shareholder P	308,615	0.3%	1.5%
Shareholder Q	298,930	0.3%	1.4%
Shareholder R	255,401	0.2%	1.2%
Shareholder S	255,063	0.2%	1.2%
Shareholder T	255,000	0.2%	1.2%
Shareholder U	240,705	0.2%	1.2%
Shareholder V	225,000	0.2%	1.1%
Shareholder W	200,000	0.2%	1.0%
Shareholder X	180,000	0.2%	0.9%
Shareholder Y	164,000	0.1%	0.8%
Shareholder Z	160,153	0.1%	0.8%
Shareholder AA	160,000	0.1%	0.8%
Shareholder AB	155,836	0.1%	0.8%
Shareholder AC	154,000	0.1%	0.7%
Shareholder AD	134,850	0.1%	0.6%
Shareholder AE	130,000	0.1%	0.6%
Shareholder AF	126,000	0.1%	0.6%
Shareholder AG	125,000	0.1%	0.6%
Others	9,766,391	8.3%	47.1%
	117,797,180	100.0%	100.0%

Does not include 749,547 options outstanding at an mean exercise price of $1.54.

Sources of information: Cadista management.

FINANCIAL OVERVIEW

Summary Financial Data

($ in thousands, except per share)

FY Mar 31,	2011	2012	2013	2014	LTM 6/30/2014	2015 P	2016 P	2017 P	2018 P	2019 P	CAGR '11-'14	CAGR '15 P-'19 P
Cadista Products	$ 42,171	$ 90,591	$ 110,387	$ 99,125	$ 96,154	$ 91,437	$ 85,526	$ 77,745	$ 71,761	$ 66,364	33.0%	-7.7%
Jubilant Trading /Inlicensed Products	$ -	$ 396	$ 4,514	$ 8,536	$ 10,853	$ 19,318	$ 44,790	$ 80,751	$ 151,303	$ 239,660	na	87.7%
3rd Party Trading/Inlicensed Products	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 16,738	$ 25,094	$ 18,482	na	na
Packaging Revenue	$ -	$ -	$ -	$ -	$ -	$ 175	$ 422	$ 655	$ 917	$ 1,101	na	58.3%
Total Revenue	$ 42,171	$ 90,987	$ 114,901	$ 107,661	$ 107,007	$ 110,930	$ 130,738	$ 175,888	$ 249,075	$ 325,607	36.7%	30.9%
Gross Profit	$ 14,730	$ 56,196	$ 72,765	$ 55,680	$ 50,513	$ 45,504	$ 36,856	$ 32,540	$ 32,496	$ 33,270	55.8%	-7.5%
EBITDA	$ 9,747	$ 51,370	$ 66,752	$ 47,730	$ 42,687	$ 36,063	$ 26,044	$ 21,812	$ 22,682	$ 22,948	69.8%	-10.7%
Net Income	$ 7,126	$ 33,121	$ 40,346	$ 29,924	$ 27,290	$ 21,902	$ 15,582	$ 12,494	$ 12,516	$ 12,487	61.3%	-13.1%
Depreciation & Amortization	$ 1,338	$ 1,546	$ 2,437	$ 2,161	$ 2,187	$ 2,377	$ 2,607	$ 2,846	$ 3,131	$ 3,444		
Capital Expenditures, net	$ 1,811	$ 4,190	$ 7,367	$ 3,627	$ 3,286	$ 17,029	$ 13,465	$ 6,246	$ 1,000	$ 1,000		
Net Working Capital	$ 13,897	$ 38,913	$ 51,459	$ 94,097	$ 88,909	$ 92,290	$ 101,164	$ 98,718	$ 114,051	$ 110,895		
Net Debt (Cash)	$ 6,845	$ (2,134)	$ (5,615)	$ (11,110)	$ (20,073)	$ (19,154)	$ (15,005)	$ (26,545)	$ (25,859)	$ (43,946)		
Book Value per Share	$ 0.20	$ 0.48	$ 0.82	$ 1.07	$ 1.11	$ 1.26	$ 1.39	$ 1.50	$ 1.60	$ 1.71		
Basic EPS	$ 0.06	$ 0.28	$ 0.34	$ 0.25	$ 0.23	$ 0.19	$ 0.13	$ 0.11	$ 0.11	$ 0.11		
Margin Review												
Cadista Products Contribution	61.0%	79.2%	80.8%	76.6%	74.3%	73.5%	68.2%	65.2%	62.6%	60.3%		
Trading/Inlicensed Prodcuts Contribution	na	10.0%	10.0%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%	8.5%		
Gross Profit	34.9%	61.8%	63.3%	51.7%	47.2%	41.0%	28.2%	18.5%	13.0%	10.2%		
EBITDA	23.1%	56.5%	58.1%	44.3%	39.9%	32.5%	19.9%	12.4%	9.1%	7.0%		
Net Income	16.9%	36.4%	35.1%	27.8%	25.5%	19.7%	11.9%	7.1%	5.0%	3.8%		
Growth Review												
Total Revenue		115.8%	26.3%	-6.3%	-0.6%	3.0%	17.9%	34.5%	41.6%	30.7%		
Gross Profit		281.5%	29.5%	-23.5%	-9.3%	-18.3%	-19.0%	-11.7%	-0.1%	2.4%		
EBITDA		427.0%	29.9%	-28.5%	-10.6%	-24.4%	-27.8%	-16.2%	4.0%	1.2%		
Net Income		364.8%	21.8%	-25.8%	-8.8%	-26.8%	-28.9%	-19.8%	0.2%	-0.2%		
Financial Ratio Review												
Quick Ratio	1.0	3.2	4.3	8.5	6.2	10.1	6.9	4.6	3.1	2.6		
Current Ratio	1.6	4.5	6.6	10.9	7.6	12.7	9.2	6.7	5.1	4.3		
Efficiency Review												
Mean Days Sales Outstanding		61.3	67.1	77.1	83.5	76.6	70.3	66.3	64.9	67.1		
Mean Days Inventory Outstanding		118.4	265.3	272.0	156.4	139.3	112.7	100.3	94.7	92.2		
Mean Days Payable & Due to Related Outstanding		99.7	84.5	56.9	54.1	46.5	48.7	47.7	48.6	51.5		
Mean Cash Conversion Cycle		79.9	247.9	292.3	185.8	169.4	134.3	118.9	111.0	107.8		

Sources of information: Cadista financial statements and Cadista management projections.

FINANCIAL OVERVIEW

Selected Financial Graphs

($ in thousands)


Packaging Revenue
3rd Party Trading/Inlicensed Products
Jubilant Trading /Inlicensed Products
Cadista Products
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
FY 2011
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


Gross Profit Margin
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


EBITDA
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


Total Revenue Growth
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
-20.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


EBITDA Growth
500.0%
400.0%
300.0%
200.0%
100.0%
0.0%
-100.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P


EBITDA Margin
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
FY 2012
FY 2013
FY 2014
LTM 06/14
FY 2015 P
FY 2016 P
FY 2017 P
FY 2018 P
FY 2019 P

Sources of information: Cadista financial statements and Cadista management projections.

FINANCIAL OVERVIEW

Free Cash Flows

($ in thousands)

FY Mar 31,	9 ME 2015 P	2015 P	2016 P	2017 P	2018 P	2019 P
Cadista Products	$ 70,316	$ 91,437	$ 85,526	$ 77,745	$ 71,761	$ 66,364
Jubilant Traded/Licensed Products	15,436	19,318	44,790	80,751	151,303	239,660
3rd Party Trading/Inlicensed Products	-	-	-	16,738	25,094	18,482
Packaging Revenue	175	175	422	655	917	1,101
Total Revenue	**85,927**	**110,930**	**130,738**	**175,888**	**249,075**	**325,607**
Cost of Total Revenue	48,861	65,426	93,882	143,349	216,580	292,337
Operating Expenses	7,716	9,441	10,812	10,727	9,814	10,322
EBITDA	**29,350**	**36,063**	**26,044**	**21,812**	**22,682**	**22,948**
Dep. & Amort.	1,809	2,377	2,607	2,846	3,131	3,444
EBIT	27,541	$ 33,686	23,437	18,966	19,551	19,504
Income Taxes @ 38.5%	10,603		9,023	7,302	7,527	7,509
Unlevered After-Tax Income	**16,938**		**14,414**	**11,664**	**12,024**	**11,995**
Add: Dep. & Amort.	1,809		2,607	2,846	3,131	3,444
Add: Chg. in Net WC	(5,956)		(8,874)	(12,906)	(25,333)	(16,844)
Less: Capital Ex.	16,431		13,465	6,246	1,000	1,000
Unlevered Free Cash Flows	**$ (3,640)**		**$ (5,318)**	**$ (4,642)**	**$ (11,178)**	**$ (2,405)**

Sources of information: Cadista financial statements and Cadista management projections.

SELECTED COMPANIES MULTIPLE REVIEW

Implied Multiples (as of Sep 9, 2014)


EV / 2014 E EBITDA
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
23.4x
17.6x
14.3x
11.0x
10.8x
7.8x
7.6x
Mean
13.2x
Median
11.0x
AKRX
SLXP
HZNP
TARO
MYX
IPXL
LCI


EV / 2015 E EBITDA
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
15.1x
13.7x
12.6x
12.2x
9.0x
8.4x
Median
12.4x
Mean
11.8x
AKRX
TARO
SLXP
IPXL
MYX
HZNP


EV / 2016 E EBITDA
16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
13.7x
11.5x
11.1x
7.9x
6.0x
Median
11.1x
Mean
10.1x
AKRX
IPXL
SLXP
MYX
HZNP

SLXP	*Salix Pharmaceuticals Ltd.*
TARO	*Taro Pharmaceutical Industries Ltd.*
AKRX	*Akorn, Inc.*
IPXL	*Impax Laboratories Inc.*
LCI	*Lannett Company, Inc.*
HZNP	*Horizon Pharma, Inc.*
MYX	*Mayne Pharma Group Limited*
PTX	*Pernix Therapeutics Holdings, Inc.*

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.
No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

SELECTED TRANSACTIONS MULTIPLE REVIEW

Implied Multiples



EV / TTM EBITDA
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
6.1x
11.2x
11.9x
7.3x
Median 9.2x
Mean 9.1x
DAVA Pharmaceuticals, Inc. / Generics International (US), Inc.
Hi-Tech Pharmacal Co., Inc. / Akorn, Inc.
Cornerstone Therapeutics Inc. (nka:Chiesi USA, Inc.) / Chiesi Farmaceutici S. p. A.
Taro Pharmaceutical Industries Ltd. / Alkaloida Chemical Company Zrt (Subsidiary of Sun Pharmaceutical)

Enterprise value equals total price paid (common equity value assuming 100% interest acquired) plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target used in this analysis is identical or directly comparable to Cadista.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

APPENDIX - FINANCIAL OVERVIEW

Comparative Summary Income Statements

($ in thousands, except per share)

FY Mar 31,	2011	2012	2013	2014	3 ME Jun 30, 2013	3 ME Jun 30, 2014	LTM Jun 30, 2014	2015 P	2016 P	2017 P	2018 P	2019 P
Cadista Products	$ 42,171	$ 90,591	$ 110,387	$ 99,125	$ 24,092	$ 21,121	$ 96,154	$ 91,437	$ 85,526	$ 77,745	$ 71,761	$ 66,364
Jubilant Trading /Inlicensed Products	-	396	4,514	8,536	1,565	3,882	10,853	19,318	44,790	80,751	151,303	239,660
3rd Party Trading/Inlicensed Products	-	-	-	-	-	-	-	-	-	16,738	25,094	18,482
Packaging Revenue	-	-	-	-	-	-	-	175	422	655	917	1,101
Total Revenue	**42,171**	**90,987**	**114,901**	**107,661**	**25,657**	**25,003**	**107,007**	**110,930**	**130,738**	**175,888**	**249,075**	**325,607**
Cost of Cadista Products	16,441	18,808	21,167	23,192	5,809	7,302	24,685	24,224	27,172	27,133	26,812	26,354
Cost of Traded/Licensed Products	-	356	4,063	7,810	1,431	3,552	9,931	17,676	40,983	89,202	161,403	236,200
Other Costs of Revenue (Excl. D&A)	11,000	15,627	16,907	20,979	4,812	5,711	21,878	23,526	25,728	27,014	28,365	29,783
Total Cost of Revenue	27,441	34,791	42,136	51,981	12,052	16,565	56,494	65,426	93,882	143,349	216,580	292,337
Gross Profit	14,730	56,196	72,765	55,680	13,605	8,438	50,513	45,504	36,856	32,540	32,496	33,270
Operating Expenses												
Research & Development	585	-	274	9	9	-	-	1,525	2,500	2,000	650	700
Selling, General, & Administrative	4,398	4,826	5,739	7,941	1,840	1,725	7,826	7,916	8,312	8,727	9,164	9,622
Depreciation & Amortization	1,338	1,546	2,437	2,161	542	568	2,187	2,377	2,607	2,846	3,131	3,444
Total Operating Expenses	6,321	6,372	8,450	10,111	2,391	2,293	10,013	11,818	13,419	13,573	12,944	13,766
Operating Income	8,409	49,824	64,315	45,569	11,214	6,145	40,500	33,686	23,437	18,966	19,551	19,504
Interest Income (Expense)	-	(150)	-	1,674	333	484	1,825	1,926	1,900	1,350	800	800
Other Income (Expense)	(235)	199	651	270	3	255	522	-	-	-	-	-
Pre-Tax Income	8,174	49,873	64,966	47,513	11,550	6,884	42,847	35,612	25,337	20,316	20,351	20,304
Income Tax	1,048	16,752	24,620	17,589	4,412	2,380	15,557	13,711	9,755	7,822	7,835	7,817
Net Income	$ 7,126	$ 33,121	$ 40,346	$ 29,924	$ 7,138	$ 4,504	$ 27,290	$ 21,902	$ 15,582	$ 12,494	$ 12,516	$ 12,487
Operating Income	$ 8,409	$ 49,824	$ 64,315	$ 45,569	$ 11,214	$ 6,145	$ 40,500	$ 33,686	$ 23,437	$ 18,966	$ 19,551	$ 19,504
plus: Depreciation & Amortization	$ 1,338	$ 1,546	$ 2,437	$ 2,161	$ 542	$ 568	$ 2,187	$ 2,377	$ 2,607	$ 2,846	$ 3,131	$ 3,444
EBITDA	**$ 9,747**	**$ 51,370**	**$ 66,752**	**$ 47,730**	**$ 11,756**	**$ 6,713**	**$ 42,687**	**$ 36,063**	**$ 26,044**	**$ 21,812**	**$ 22,682**	**$ 22,948**
less: Capital Expenditures, net	$ 1,811	$ 4,190	$ 7,367	$ 3,627	$ 939	$ 598	$ 3,286	$ 17,029	$ 13,465	$ 6,246	$ 1,000	$ 1,000
EBITDA - CAPEX	$ 7,936	$ 47,180	$ 59,385	$ 44,103	$ 10,817	$ 6,115	$ 39,401	$ 19,034	$ 12,580	$ 15,566	$ 21,682	$ 21,948
Basic EPS	$ 0.06	$ 0.28	$ 0.34	$ 0.25	$ 0.06	$ 0.04	$ 0.23	$ 0.19	$ 0.13	$ 0.11	$ 0.11	$ 0.11
Weighted Average Shares Outs. (thousands)	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797
Diluted EPS	$ 0.06	$ 0.28	$ 0.34	$ 0.25	$ 0.06	$ 0.04	$ 0.23	$ 0.19	$ 0.13	$ 0.11	$ 0.11	$ 0.11
Weighted Average Shares Outs. (thousands)	118,547	118,547	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797

Sources of information: Cadista financial statements and Cadista management projections.

APPENDIX - FINANCIAL OVERVIEW

Calendarized Projections

($ in thousands)

	CY 2014			CY 2015			CY 2016		
	Actual Quarter Mar-14	FY 2015 P @ 75%	Est.	FY 2015 P @ 25%	FY 2016 P @ 75%	Est.	FY 2016 P @ 25%	FY 2017 P @ 75%	Est.
Total Revenue	29,836	83,198	113,034	27,733	98,054	125,786	32,685	131,916	164,601
EBITDA	12,533	27,047	39,580	9,016	19,533	28,549	6,511	16,359	22,870
EBITDA Growth						*-27.9%*			*-19.9%*

Sources of information: Cadista financial statements and Cadista management projections.

Comparative Summary Balance Sheets

($ in thousands, except per share)

Assets — *FY Mar 31,*	2011	2012	2013	2014	June 30, 2014	2015 P	2016 P	2017 P	2018 P	2019 P
Current Assets										
Cash & Equivalents	$ 759	$ 2,134	$ 5,615	$ 11,110	$ 20,073	$ 19,154	$ 15,005	$ 26,545	$ 25,859	$ 43,946
Accounts Receivable	10,365	20,174	22,063	23,443	25,501	23,110	27,237	36,643	51,891	67,835
Inventory	7,828	14,734	23,431	25,573	22,829	24,362	33,638	45,178	67,195	80,437
Due from Related Parties	200	10,387	10,821	45,688	45,957	45,352	45,352	30,000	20,000	-
Deferred Income Taxes	1,776	4,892	4,644	9,438	10,391	8,421	8,421	8,421	8,421	8,421
Prepaid & Other	225	457	632	634	780	600	600	600	600	600
Total Current Assets	21,153	52,778	67,206	115,886	125,531	120,999	130,253	147,387	173,965	201,238
Property & Equipment, net	12,909	15,448	19,427	21,269	22,091	36,848	47,725	51,125	48,995	46,551
Due from Related Party	-	-	20,000	-	-	-	-	-	-	-
Intangibles	179	250	1,211	948	882	20	(0)	-	-	-
Other Assets	2,117	35	25	-	-	-	-	-	-	-
	$ 36,358	$ 68,511	$ 107,869	$ 138,103	$ 148,504	$ 157,867	$ 177,978	$ 198,512	$ 222,960	$ 247,789
Liabilities & Equity										
Current Liabilities										
Accounts Payable	$ 1,840	$ 2,606	$ 3,734	$ 1,738	$ 2,919	$ 4,037	$ 4,529	$ 4,522	$ 4,469	$ 4,392
Due to Related Parties	2,876	3,146	2,193	1,993	3,603	2,898	6,718	14,623	26,460	38,721
Notes Pay. & Curr. portion of LT Debt	6,845	-	-	-	-	-	-	-	-	-
Other	1,781	5,979	4,205	6,948	10,027	2,620	2,837	2,978	3,127	3,284
Total Current Liabilities	13,342	11,731	10,132	10,679	16,549	9,555	14,084	22,124	34,056	46,397
Deferred Income Taxes	-	643	1,254	1,017	1,044	-	-	-	-	-
Total Liabilities	13,342	12,374	11,386	11,696	17,593	9,555	14,084	22,124	34,056	46,397
Total Equity	23,016	56,137	96,483	126,407	130,911	148,312	163,894	176,389	188,905	201,392
	$ 36,358	$ 68,511	$ 107,869	$ 138,103	$ 148,504	$ 157,867	$ 177,978	$ 198,513	$ 222,960	$ 247,789
Net Working Capital	$ 13,897	$ 38,913	$ 51,459	$ 94,097	$ 88,909	$ 92,290	$ 101,164	$ 98,718	$ 114,051	$ 110,895
Working Capital	$ 7,811	$ 41,047	$ 57,074	$ 105,207	$ 108,982	$ 111,444	$ 116,169	$ 125,263	$ 139,910	$ 154,841
Debt	$ 6,845	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net Debt (Cash)	$ 6,086	$ (2,134)	$ (5,615)	$ (11,110)	$ (20,073)	$ (19,154)	$ (15,005)	$ (26,545)	$ (25,859)	$ (43,946)
Total Capitalization	$ 29,861	$ 56,137	$ 96,483	$ 126,407	$ 130,911	$ 148,312	$ 163,894	$ 176,389	$ 188,905	$ 201,392
Shares Outstanding (thousands)	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797	117,797
Book Value per Share	$ 0.20	$ 0.48	$ 0.82	$ 1.07	$ 1.11	$ 1.26	$ 1.39	$ 1.50	$ 1.60	$ 1.71
Tangible Book Value per Share	$ 0.19	$ 0.47	$ 0.81	$ 1.07	$ 1.10	$ 1.26	$ 1.39	$ 1.50	$ 1.60	$ 1.71

Sources of information: Cadista financial statements and Cadista management projections.

APPENDIX - FINANCIAL OVERVIEW

Working Capital

($ in thousands)

FY Mar 31,	2014	LTM Jun-14	9 ME 2015 P	2016 P	2017 P	2018 P	2019 P
Working Capital Assets (Excluding Cash):							
Accounts Receivable	$ 23,443	$ 25,501	$ 23,110	$ 27,237	$ 36,643	$ 51,891	$ 67,835
Inventory	25,573	22,829	24,362	33,638	45,178	67,195	80,437
Prepaid & Other Assets	634	780	600	600	600	600	600
Less Working Capital Liabilities:							
Accounts Payable	1,738	2,919	4,037	4,529	4,522	4,469	4,392
Due to Related Parties	1,993	3,603	2,898	6,718	14,623	26,460	38,721
Other Liabilities	6,948	10,027	2,620	2,837	2,978	3,127	3,284
Non-Cash Net Working Capital	$ 38,971	$ 32,561	$ 38,517	$ 47,391	$ 60,297	$ 85,630	$ 102,474
Chg. in Non-Cash Net Working Capital			**$ (5,956)**	**$ (8,874)**	**$ (12,906)**	**$ (25,333)**	**$ (16,844)**
Non-Cash Net Working Capital as % of Revenue	36.20%	30.43%	34.72%	36.25%	34.28%	34.38%	31.47%

Sources of information: Cadista financial statements and Cadista management projections.

APPENDIX – SELECTED COMPANIES MULTIPLE REVIEW

Implied Multiples (as of Sep 9, 2014)

($ in thousands, except per share)

Company	Ticker	Stock Price (SP)	% Below/Above 52-week High-Low	Values [1] Market (MV)	Values [1] Enterprise (EV)	EV as a Multiple of Revenue LTM	Revenue 2014 E	Revenue 2015 E	Revenue 2016 E	EBITDA LTM	EBITDA 2014 E	EBITDA 2015 E	EBITDA 2016 E
Salix Pharmaceuticals Ltd.	SLXP	$ 152.76	5.0% - 132.4%	$ 9,729,132	$ 12,115,246	9.60x	7.54x	6.11x	5.52x	26.7x	17.6x	12.6x	11.1x
Taro Pharmaceutical Industries Ltd.	TARO	$ 152.33	6.0% - 123.8%	6,524,599	5,890,466	8.00	6.75	7.46	na	13.9	11.0	13.7	na
Akorn, Inc.	AKRX	$ 36.32	7.1% - 99.1%	4,296,438	5,339,451	13.08	8.96	6.33	5.62	nm	23.4	15.1	13.7
Impax Laboratories Inc.	IPXL	$ 24.13	21.5% - 24.3%	1,705,963	1,292,936	2.39	2.24	2.37	2.14	12.0	7.8	12.2	11.5
Lannett Company, Inc.	LCI	$ 37.79	26.2% - 164.8%	1,348,498	1,203,651	4.40	3.57	3.22	2.93	10.5	7.6	na	na
Horizon Pharma, Inc.	HZNP	$ 10.84	37.5% - 316.9%	1,095,279	1,281,214	7.44	4.70	3.39	3.00	na	14.3	8.4	6.0
Mayne Pharma Group Limited	MYX	$ 0.70	26.2% - 29.9%	410,721	440,959	3.34	3.05	2.62	2.20	11.8	10.8	9.0	7.9
Pernix Therapeutics Holdings, Inc.	PTX	$ 7.51	18.6% - 279.3%	285,710	570,048	7.25	5.30	2.57	2.31	na	na	na	na
			High	*$ 9,729,132*	*$ 12,115,246*	*13.08x*	*8.96x*	*7.46x*	*5.62x*	*26.7x*	*23.4x*	*15.1x*	*13.7x*
			Mean	*3,174,543*	*3,516,746*	*6.94*	*5.26*	*4.26*	*3.39*	*15.0*	*13.2*	*11.8*	*10.1*
			Median	*1,527,231*	*1,287,075*	*7.34*	*5.00*	*3.30*	*2.93*	*12.0*	*11.0*	*12.4*	*11.1*
			Low	*285,710*	*440,959*	*2.39*	*2.24*	*2.37*	*2.14*	*10.5*	*7.6*	*8.4*	*6.0*

(1) Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and non controlling interests, less cash.
May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES MULTIPLE REVIEW

Relative Rankings (as of Sep 9, 2014)

($ in thousands)

Size

LTM Revenue	
SLXP	$ 1,262,170
TARO	736,320
IPXL	540,221
Mean	450,437
AKRX	408,216
LCI	273,771
HZNP	172,180
MYX	131,964
Cadista	107,007
PTX	78,654

Size

LTM EBITDA	
SLXP	$ 454,457
TARO	423,583
Mean	157,381
AKRX	139,464
LCI	114,173
IPXL	107,526
Cadista	42,687
MYX	37,265
HZNP	(1,137)
PTX	(16,281)

Leverage

Debt to TIC	
PTX	51.1%
HZNP	27.5%
SLXP	22.5%
AKRX	21.2%
Mean	16.5%
MYX	9.7%
TARO	0.3%
LCI	0.1%

Growth

LTM Revenue Growth	
HZNP	132.6%
LCI	81.2%
MYX	71.7%
Mean	43.1%
SLXP	35.2%
AKRX	28.5%
IPXL	5.6%
Cadista	-0.6%
TARO	-3.0%
PTX	-7.3%

Growth

2014 E Revenue Growth	
HZNP	268.4%
AKRX	87.7%
SLXP	72.0%
Mean	64.4%
PTX	26.8%
LCI	23.3%
TARO	14.9%
IPXL	13.1%
MYX	9.5%
Cadista	5.6%

SLXP	*Salix Pharmaceuticals Ltd.*
TARO	*Taro Pharmaceutical Industries Ltd.*
AKRX	*Akorn, Inc.*
IPXL	*Impax Laboratories Inc.*
LCI	*Lannett Company, Inc.*
HZNP	*Horizon Pharma, Inc.*
MYX	*Mayne Pharma Group Limited*
PTX	*Pernix Therapeutics Holdings, Inc.*

Growth

2015 E Revenue Growth	
PTX	106.1%
AKRX	41.4%
HZNP	38.8%
Mean	27.7%
SLXP	23.4%
MYX	16.7%
Cadista	11.3%
LCI	10.8%
IPXL	-5.8%
TARO	-9.5%

Growth

2016 E Revenue Growth	
Cadista	30.9%
MYX	19.0%
HZNP	12.8%
AKRX	12.6%
Mean	12.4%
PTX	11.2%
IPXL	10.8%
SLXP	10.8%
LCI	9.9%

Growth

LTM EBITDA Growth	
LCI	357.5%
MYX	112.8%
Mean	101.3%
IPXL	65.3%
SLXP	43.7%
AKRX	34.4%
TARO	-5.7%
Cadista	-10.6%

Growth

2014 E EBITDA Growth	
IPXL	156.5%
AKRX	119.5%
SLXP	117.0%
Mean	76.7%
LCI	38.4%
TARO	19.0%
MYX	9.7%
Cadista	-7.3%

Growth

2015 E EBITDA Growth	
HZNP	70.4%
AKRX	55.1%
SLXP	40.2%
Mean	21.6%
MYX	20.3%
TARO	-19.5%
Cadista	-27.9%
IPXL	-36.7%

Growth

2016 E EBITDA Growth	
HZNP	38.5%
Mean	16.5%
MYX	14.1%
SLXP	13.5%
AKRX	10.1%
IPXL	6.2%
Cadista	-19.9%

Profitability

LTM EBITDA Margin	
TARO	57.5%
LCI	41.7%
Cadista	39.9%
SLXP	36.0%
AKRX	34.2%
MYX	28.2%
Mean	24.5%
IPXL	19.9%
HZNP	-0.7%
PTX	-20.7%

Profitability

2014 E EBITDA Margin	
TARO	61.3%
LCI	46.8%
SLXP	42.7%
Mean	39.9%
AKRX	38.2%
Cadista	35.0%
HZNP	32.9%
IPXL	28.8%
MYX	28.3%

Profitability

2015 E EBITDA Margin	
TARO	54.6%
SLXP	48.6%
AKRX	41.9%
HZNP	40.4%
Mean	39.0%
MYX	29.2%
Cadista	22.7%
IPXL	19.4%

Profitability

2016 E EBITDA Margin	
SLXP	49.7%
HZNP	49.6%
AKRX	41.0%
Mean	37.4%
MYX	28.0%
IPXL	18.6%
Cadista	13.9%

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising. Mean calculations exclude Cadista.

Cadista FY estimates from Cadista management have been calendarized.

No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES MULTIPLE REVIEW

Capital Structure Overview (as of Sep 9, 2014)

($ in thousands)

Company	Latest Available Filing	Cash & Marketable Securities	Debt	Non Controlling Interest	Total Debt	Net Debt	Total Assets	Total Common Equity	Debt & Cash Free WC / Revenue	Debt to TIC	Debt to EBITDA	Days Outstanding: Sales	Days Outstanding: Inventory	Days Outstanding: Payable	Cash Conversion Cycle	Current Ratio
Salix Pharmaceuticals Ltd.	30-Jun-14	$ 435,260	$ 2,821,374	$ -	$ 2,821,374	$ 2,386,114	$ 4,815,254	$ 736,226	34.5%	22.5%	6.2x	91.0	159.3	42.5	207.9	1.5
Taro Pharmaceutical Industries Ltd.	30-Jun-14	657,177	17,858	5,186	23,044	(634,133)	1,346,772	1,080,759	27.1%	0.3%	0.0	116.0	251.8	266.2	101.6	4.4
Akorn, Inc.	30-Jun-14	112,907	1,155,920	-	1,155,920	1,043,013	1,668,773	294,469	46.5%	21.2%	8.3	91.6	160.4	59.1	192.9	3.9
Impax Laboratories Inc.	30-Jun-14	413,027	-	-	-	(413,027)	1,058,561	868,741	27.8%	0.0%	nm	93.5	103.1	42.2	154.4	4.6
Lannett Company, Inc.	30-Jun-14	146,280	1,138	295	1,433	(144,847)	342,773	294,470	26.4%	0.1%	0.0	58.5	142.3	80.3	120.5	5.7
Horizon Pharma, Inc.	30-Jun-14	228,851	414,786	-	414,786	185,935	913,137	365,443	-12.1%	27.5%	na	71.8	101.9	115.2	58.5	1.5
Mayne Pharma Group Limited	30-Jun-14	14,007	44,245	-	44,245	30,238	244,871	146,722	15.8%	9.7%	1.2	74.1	82.5	37.4	119.2	2.2
Pernix Therapeutics Holdings, Inc.	30-Jun-14	13,791	298,129	-	298,129	284,337	473,140	97,340	10.4%	51.1%	na	147.0	140.5	59.6	227.9	1.1
	High	*$ 657,177*	*$ 2,821,374*	*$ 5,186*	*$ 2,821,374*	*$ 2,386,114*	*$ 4,815,254*	*$ 1,080,759*	*46.5%*	*51.1%*	*8.3x*	*147.0*	*251.8*	*266.2*	*227.9*	*5.7*
	Mean	*252,663*	*594,181*	*685*	*594,866*	*342,204*	*1,357,910*	*485,521*	*22.1%*	*16.5%*	*3.1*	*93.0*	*142.7*	*87.8*	*147.9*	*3.1*
	Median	*187,566*	*171,187*	*-*	*171,187*	*108,087*	*985,849*	*329,956*	*26.8%*	*15.5%*	*1.2*	*91.3*	*141.4*	*59.4*	*137.4*	*3.0*
	Low	*13,791*	*-*	*-*	*-*	*(634,133)*	*244,871*	*97,340*	*-12.1%*	*0.0%*	*0.0*	*58.5*	*82.5*	*37.4*	*58.5*	*1.1*
Cadista	30-Jun-14	20,073	-	-	-	(20,073)	148,504	130,911	83.1%	na	nm	83.5	156.4	33.1	206.7	7.6

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES MULTIPLE REVIEW

Growth Overview (as of Sep 9, 2014)

	LFY	LTM	Revenue						EBITDA					
Company	Period	Period	LFY-1	LFY	LTM	2014 E	2015 E	2016 E	LFY-1	LFY	LTM	2014 E	2015 E	2016 E
Salix Pharmaceuticals Ltd.	31-Dec-13	30-Jun-14	36.1%	27.0%	35.2%	72.0%	23.4%	10.8%	49.4%	33.9%	43.7%	117.0%	40.2%	13.5%
Taro Pharmaceutical Industries Ltd.	31-Mar-14	30-Jun-14	23.5%	13.2%	-3.0%	14.9%	-9.5%	na	48.2%	18.4%	-5.7%	19.0%	-19.5%	na
Akorn, Inc.	31-Dec-13	30-Jun-14	87.1%	24.0%	28.5%	87.7%	41.4%	12.6%	64.9%	16.9%	34.4%	119.5%	55.1%	10.1%
Impax Laboratories Inc.	31-Dec-13	30-Jun-14	13.4%	-12.1%	5.6%	13.1%	-5.8%	10.8%	40.5%	-62.3%	65.3%	156.5%	-36.7%	6.2%
Lannett Company, Inc.	30-Jun-14	30-Jun-14	22.8%	81.2%	81.2%	23.3%	10.8%	9.9%	97.4%	357.5%	357.5%	38.4%	na	na
Horizon Pharma, Inc.	31-Dec-13	30-Jun-14	172.0%	292.8%	132.6%	268.4%	38.8%	12.8%	na	na	na	na	70.4%	38.5%
Mayne Pharma Group Limited	30-Jun-14	30-Jun-14	59.8%	71.7%	71.7%	9.5%	16.7%	19.0%	55.3%	112.8%	112.8%	9.7%	20.3%	14.1%
Pernix Therapeutics Holdings, Inc.	31-Dec-13	30-Jun-14	1.2%	38.4%	-7.3%	26.8%	106.1%	11.2%	-90.4%	-1083.2%	na	na	na	na
		High	*172.0%*	*292.8%*	*132.6%*	*268.4%*	*106.1%*	*19.0%*	*97.4%*	*357.5%*	*357.5%*	*156.5%*	*70.4%*	*38.5%*
		Mean	*52.0%*	*67.0%*	*43.1%*	*64.4%*	*27.7%*	*12.4%*	*37.9%*	*-86.6%*	*101.3%*	*76.7%*	*21.6%*	*16.5%*
		Median	*29.8%*	*32.7%*	*31.8%*	*25.0%*	*20.1%*	*11.2%*	*49.4%*	*18.4%*	*54.5%*	*77.7%*	*30.3%*	*13.5%*
		Low	*1.2%*	*-12.1%*	*-7.3%*	*9.5%*	*-9.5%*	*9.9%*	*-90.4%*	*-1083.2%*	*-5.7%*	*9.7%*	*-36.7%*	*6.2%*
Cadista	30-Jun-14	30-Jun-14	-6.3%	-0.6%	-0.6%	5.6%	11.3%	30.9%	-28.5%	-10.6%	-10.6%	-7.3%	-27.9%	-19.9%

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Cadista FY estimates from Cadista management have been calendarized.
No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED COMPANIES MULTIPLE REVIEW

Margin Overview (as of Sep 9, 2014)

Company	LFY/LFY-1 Period	LTM Period	Gross Margin LFY-2/LFY-3	Gross Margin LFY-1/LFY-2	Gross Margin LFY/LFY-1	Gross Margin LTM	EBITDA LFY-2/LFY-3	EBITDA LFY-1/LFY-2	EBITDA LFY/LFY-1	EBITDA LTM	EBITDA 2014 E	EBITDA 2015 E	EBITDA 2016 E
Salix Pharmaceuticals Ltd.	31-Dec-13	30-Jun-14	82.4%	83.1%	80.8%	77.4%	29.3%	32.1%	33.9%	36.0%	42.7%	48.6%	49.7%
Taro Pharmaceutical Industries Ltd.	31-Mar-14	30-Jun-14	67.3%	73.7%	76.4%	75.9%	47.2%	56.6%	59.2%	57.5%	61.3%	54.6%	na
Akorn, Inc.	31-Dec-13	30-Jun-14	58.2%	58.0%	54.1%	54.0%	39.3%	34.6%	32.7%	34.2%	38.2%	41.9%	41.0%
Impax Laboratories Inc.	31-Dec-13	30-Jun-14	50.4%	48.6%	41.5%	49.2%	23.9%	29.7%	12.7%	19.9%	28.8%	19.4%	18.6%
Lannett Company, Inc.	30-Jun-13	30-Jun-14	21.8%	31.7%	38.0%	63.7%	3.6%	10.3%	16.5%	41.7%	46.8%	na	na
Horizon Pharma, Inc.	31-Dec-13	30-Jun-14	-4.9%	37.0%	80.2%	76.3%	-730.1%	-414.3%	-54.4%	-0.7%	32.9%	40.4%	49.6%
Mayne Pharma Group Limited	30-Jun-13	30-Jun-14	43.9%	43.8%	46.7%	52.4%	18.9%	23.4%	22.8%	28.2%	28.3%	29.2%	28.0%
Pernix Therapeutics Holdings, Inc.	31-Dec-13	30-Jun-14	65.5%	61.9%	55.8%	56.5%	26.1%	2.5%	-17.5%	-20.7%	na	na	na
		High	*82.4%*	*83.1%*	*80.8%*	*77.4%*	*47.2%*	*56.6%*	*59.2%*	*57.5%*	*61.3%*	*54.6%*	*49.7%*
		Mean	*48.1%*	*54.7%*	*59.2%*	*63.2%*	*-67.7%*	*-28.1%*	*13.2%*	*24.5%*	*39.9%*	*39.0%*	*37.4%*
		Median	*54.3%*	*53.3%*	*55.0%*	*60.1%*	*25.0%*	*26.6%*	*19.7%*	*31.2%*	*38.2%*	*41.2%*	*41.0%*
		Low	*-4.9%*	*31.7%*	*38.0%*	*49.2%*	*-730.1%*	*-414.3%*	*-54.4%*	*-20.7%*	*28.3%*	*19.4%*	*18.6%*
Cadista	31-Mar-14	30-Jun-14	61.8%	63.3%	51.7%	47.2%	56.5%	58.1%	44.3%	39.9%	35.0%	22.7%	13.9%

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Cadista FY estimates from Cadista management have been calendarized.
No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

Income Statement Overview (as of Sep 9, 2014)

($ in thousands)

	LFY/LFY-1	LTM	Revenue						EBITDA					
Company	Period	Period	LFY-1/LFY-2	LFY/LFY-1	LTM	2014 E	2015 E	2016 E	LFY-1/LFY-2	LFY/LFY-1	LTM	2014 E	2015 E	2016 E
Salix Pharmaceuticals Ltd.	31-Dec-13	30-Jun-14	$ 735,444	$ 933,838	$ 1,262,170	$ 1,606,571	$ 1,982,636	$ 2,195,904	$ 236,225	$ 316,346	$ 454,457	$ 686,543	$ 962,760	$ 1,092,353
Taro Pharmaceutical Industries Ltd.	31-Mar-14	30-Jun-14	670,954	759,285	736,320	872,072	789,392	na	379,645	449,410	423,583	534,826	430,625	na
Akorn, Inc.	31-Dec-13	30-Jun-14	256,158	317,711	408,216	596,235	843,092	949,510	88,731	103,767	139,464	227,801	353,265	388,910
Impax Laboratories Inc.	31-Dec-13	30-Jun-14	581,692	511,502	540,221	578,356	544,554	603,434	172,568	65,040	107,526	166,823	105,571	112,125
Lannett Company, Inc.	30-Jun-13	30-Jun-14	122,990	151,054	273,771	337,600	374,143	411,131	12,645	24,955	114,173	157,995	na	na
Horizon Pharma, Inc.	31-Dec-13	30-Jun-14	18,844	74,016	172,180	272,685	378,435	426,817	(78,067)	(40,250)	(1,137)	89,734	152,940	211,805
Mayne Pharma Group Limited	30-Jun-13	30-Jun-14	48,095	76,856	131,964	144,443	168,591	200,564	11,276	17,511	37,265	40,883	49,183	56,106
Pernix Therapeutics Holdings, Inc.	31-Dec-13	30-Jun-14	61,313	84,872	78,654	107,600	221,733	246,500	1,512	(14,867)	(16,281)	na	na	na
		High	*$ 735,444*	*$ 933,838*	*$ 1,262,170*	*$ 1,606,571*	*$ 1,982,636*	*$ 2,195,904*	*$ 379,645*	*$ 449,410*	*$ 454,457*	*$ 686,543*	*$ 962,760*	*$ 1,092,353*
		Mean	*311,936*	*363,642*	*450,437*	*564,445*	*662,822*	*719,123*	*103,067*	*115,239*	*157,381*	*272,086*	*342,391*	*372,260*
		Median	*189,574*	*234,383*	*340,994*	*457,978*	*461,494*	*426,817*	*50,688*	*44,998*	*110,850*	*166,823*	*253,102*	*211,805*
		Low	*18,844*	*74,016*	*78,654*	*107,600*	*168,591*	*200,564*	*(78,067)*	*(40,250)*	*(16,281)*	*40,883*	*49,183*	*56,106*
Cadista	31-Mar-14	30-Jun-14	$ 114,901	$ 107,661	$ 107,007	$ 113,034	$ 125,786	$ 164,601	$ 66,752	$ 47,730	$ 42,687	$ 39,580	$ 28,549	$ 22,870

May exclude special items, such as extraordinary and non-recurring expenses. Certain AKRX, HZNP, and PTX data are pro-forma to reflect pending or closed acquisitions and capital raising.
Cadista FY estimates from Cadista management have been calendarized.
No selected company is identical or directly comparable to Cadista.

Sources of information: SEC filings, S&P Capital IQ, and Cadista financial statements, and Cadista management projections.

APPENDIX – SELECTED TRANSACTIONS MULTIPLE REVIEW

Transactions Overview

($ in thousands)

Date				TTM			Total	Enterprise	EV Multiple of	
Annc.	Clsd.	Target	Acquirer	Revenue	EBITDA	*EBITDA Margin*	Price Paid (TPP) (1)	Value (EV) (2)	Revenue	EBITDA
24-Jun-14	6-Aug-14	DAVA Pharmaceuticals, Inc.	Generics International (US), Inc.	$ 131,000	$ 99,000	*75.6%*	$ 600,000	$ 600,000	4.58x	6.1x
27-Aug-13	17-Apr-14	Hi-Tech Pharmacal Co., Inc.	Akorn, Inc.	230,842	47,580	*20.6%*	593,983	534,456	2.32	11.2
19-Feb-13	3-Feb-14	Cornerstone Therapeutics Inc. (nka:Chiesi USA, Inc.)	Chiesi Farmaceutici S. p. A.	150,838	25,113	*16.6%*	255,361	299,401	1.98	11.9
14-Nov-12	28-Dec-12	Cypress Pharmaceutical, Inc.	Pernix Therapeutics Holdings, Inc.	46,999	(743)	*-1.6%*	102,310	139,986	2.98	na
11-Apr-12	4-Jun-12	URL Pharma, Inc.	Takeda Pharmaceuticals U.S.A., Inc.	600,000	na	*na*	800,000	800,000	1.33	na

(1) Total price paid equals common equity value assuming 100% interest acquired.
(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.
No selected transaction or acquistion target is identical or directly comparable to Cadista.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.

Transactions Overview (Continued)

($ in thousands)

Date				TTM			Total	Enterprise	EV Multiple of	
						EBITDA	Price Paid	Value		
Annc.	Clsd.	Target	Acquirer	Revenue	EBITDA	*Margin*	(TPP) [1]	(EV) [2]	Revenue	EBITDA
24-Aug-11	17-Nov-11	Anchen Pharmaceuticals, Inc.	Par Pharmaceutical, Inc.	$ 80,969	$ 659	*0.8%*	$ 412,755	$ 346,115	4.27x	nm
20-Jan-11	26-Jul-11	Paddock Laboratories, LLC.	Perrigo Company (nka:Perrigo Company Public Limited Company)	200,000	na	*na*	540,000	540,000	2.70	na
3-Dec-10	14-Jun-11	Caraco Pharmaceutical Laboratories, Ltd.	Sun Pharmaceutical Industries Limited	323,443	(4,813)	*-1.5%*	210,941	160,218	0.50	na
4-Nov-10	1-Nov-10	Taro Pharmaceutical Industries Ltd.	Alkaloida Chemical Company Zrt (Subsidiary of Sun Pharmaceutical)	375,383	94,848	*25.3%*	687,969	687,888	1.83	7.3
1-Feb-10	9-Apr-10	Mepha Holding AG	Cephalon, Inc.	385,488	na	*na*	625,850	625,850	1.62	na
				$ 600,000	*$ 99,000*	*75.6%*	*$ 800,000*	*$ 800,000*	*4.58x*	*11.9x*
				252,496	*37,378*	*19.4%*	*482,917*	*473,391*	*2.41*	*9.1*
				215,421	*25,113*	*16.6%*	*566,991*	*537,228*	*2.15*	*9.2*
				46,999	*(4,813)*	*-1.6%*	*102,310*	*139,986*	*0.50*	*6.1*

(1) Total price paid equals common equity value assuming 100% interest acquired.

(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.

No selected transaction or acquistion target is identical or directly comparable to Cadista.

Sources of information: SEC Edgar Filings, Press Releases and S&P Capital IQ.